Exhibit 11

                      VAALCO Energy, Inc. and Subsidiaries
COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE AND COMMON SHARE EQUIVALENTS
                                   (Unaudited)
               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                            Three Months Ended
                                                                               September 30,
                                                                            ------------------
                                                                            1997          1996
                                                                            ----          ----
PRIMARY NET INCOME (LOSS) PER SHARE: (a)
    Weighted average shares of common
      stock outstanding .............................................    13,955,600     8,865,469
    Effect of issuance of shares from
      exercise of stock options or warrants (treasury
      stock method) .................................................     1,009,789          --
                                                                         ----------    ----------
    Weighted average shares .........................................    14,965,389     8,865,469
                                                                        ===========    ==========
    Net Income (Loss) Attributed to Common Stockholders .............   $      (446)   $     (584)
                                                                        ===========    ==========
    Primary Net Income (Loss) Per Share .............................   $     (0.03)   $    (0.06)
                                                                        ===========    ==========
FULLY DILUTED NET INCOME (LOSS) PER SHARE: (a)
    Weighted average shares of common
      stock outstanding .............................................    13,955,600     8,865,469
    Effect of issuance of shares from exercise of stock
      options or warrants (treasury stock method) ...................     1,136,806          --
                                                                        -----------    ----------
    Weighted average shares .........................................    15,092,406     8,865,469
                                                                        ===========    ==========
    Net Income (Loss) Attributed to Common Stockholders .............   $      (446)   $     (584)
                                                                        ===========    ===========
    Fully Diluted Net Income (Loss) Per Share .......................   $     (0.03)   $    (0.06)
                                                                        ===========    ===========

                                                                             Nine Months Ended
                                                                               September 30,
                                                                             -----------------
                                                                            1997          1996
                                                                           ------        ------
PRIMARY NET INCOME (LOSS) PER SHARE:
    Weighted average shares of common
      stock outstanding .............................................    10,580,825     8,865,469
    Effect of issuance of shares from exercise of stock
      options or warrants (treasury stock method) ...................       679,046          --
                                                                        -----------    ----------
    Weighted average shares .........................................    11,259,871     8,865,469
                                                                        ===========    ==========
    Net Income (Loss) Attributable to Common Stockholders ...........   $     2,583    $     (878)
                                                                        ===========    ===========
    Primary Net Income (Loss) Per Share .............................   $      0.23    $    (0.10)
                                                                        ===========    ===========
FULLY DILUTED NET INCOME (LOSS) PER SHARE:
    Weighted average shares of common
      stock outstanding .............................................    10,580,825     8,865,469
    Effect of issuance of shares from exercise of stock
      options or warrants (treasury stock method) ...................     1,136,806          --
                                                                        -----------    ----------
    Weighted average shares .........................................    11,717,631     8,865,469
                                                                        ===========    ==========
    Net Income (Loss) Attributable to Common Stockholders ...........   $     2,583    $     (878)
                                                                        ===========    ===========
    Fully Diluted  Net Income (Loss) Per Share ......................   $      0.22    $    (0.10)
                                                                        ===========    ==========

(a) This calculation is submitted in accordance with Regulations S-K item 601(b)(11) although it is contrary to paragraphs 14, 30 and 40 APB Opinion No. 15 because it produces an antidilutive result for period set forth above.